Exhibit 99.1

FOR IMMEDIATE RELEASE Thursday, April 21, 2016	COMPANY CONTACT: Shannon Okinaka, EVP & CFO - (808) 835-3700 Shannon.Okinaka@HawaiianAir.com INVESTOR RELATIONS CONTACT: Ashlee Kishimoto, Sr. Director - (808) 838-5421 Ashlee.Kishimoto@HawaiianAir.com

MEDIA RELATIONS CONTACT: Alison Croyle, Director - (808) 835-3886 Alison.Croyle@HawaiianAir.com

Hawaiian Holdings Reports 2016 First Quarter Financial Results

HONOLULU — Hawaiian Holdings, Inc. (NASDAQ: HA) (“Holdings” or the “Company”), parent company of Hawaiian Airlines, Inc. (“Hawaiian”), today reported its financial results for the first quarter of 2016.

First Quarter 2016 - Key Financial Metrics
	GAAP	YoY Change	Adjusted	YoY Change
Net Income	$51.5M	+$25.6M	$43.0M	+$18.3M
Diluted EPS	$0.95	+$0.55	$0.80	+$0.42
Pre-tax Margin	15.1%	+7.3 pts.	12.6%	+5.2 pts.

“The outstanding first quarter results reflect a strong start to 2016,” said Mark Dunkerley, Hawaiian Airlines president and chief executive officer. “Solid demand for travel to Hawai'i, manageable industry capacity growth, and the low cost of fuel combined with the exceptional service that our employees deliver to our guests propelled our record results this quarter. Looking ahead, our outlook is for these positive trends to continue reinforcing our confidence that 2016 will be a great year.”

Statistical data, as well as a reconciliation of the reported non-GAAP financial measures, can be found in the accompanying tables.

Liquidity and Capital Resources

As of March 31, 2016 the Company had:

·                  Unrestricted cash, cash equivalents and short-term investments of $669 million.
·                  Outstanding debt and capital lease obligations of $683 million.

The Company early retired $52 million (principal balance) of existing debt in the first quarter. In addition, the Company repurchased $2.5 million of common stock in the first quarter.

First Quarter 2016 Highlights

Operational

·                  Ranked #1 nationally for on-time performance for the 12th consecutive year in 2015 and for the months of January and February 2016 by the U.S. Department of Transportation Air Travel Consumer Report.

.	Implemented changes to insource the sales team in Australia and New Zealand and announced similar changes in Japan to provide cost savings and better enable long-term success in these markets.

·	Announced the purchase of an Airbus A320 series Full Flight Simulator for on-site pilot training which is expected to return several million dollars in annual cost savings.

Product and loyalty

·	Commenced the installation of fully lie-flat seats beginning the retrofit program for the entire A330 fleet.

Second Quarter and Full Year 2016 Outlook

The table below summarizes the Company’s expectations for the second quarter ending June 30, 2016 and full year ending December 31, 2016, expressed as an expected percentage change compared to the results for the quarter ended June 30, 2015 and full year ended December 31, 2015, as applicable (the historical results for which are presented for reference).

	Second Quarter
Item	2015	Second Quarter 2016 Guidance
Cost per ASM Excluding Fuel (cents)	8.27	Up 3.5% to up 6.5%
Operating Revenue Per ASM (cents)	12.86	Down 1.5% to up 1.5%
ASMs (millions)	4,441.6	Up 1.5% to up 3.5%
Gallons of jet fuel consumed (millions)	58.0	Up 1% to up 3%
Economic fuel cost per gallon (a)	$2.23	$1.50 to $1.60

	Full Year
Item	2015	Full Year 2016 Guidance
Cost per ASM Excluding Fuel (cents)	8.31	Up in the low single digit range
ASMs (millions)	17,726.3	Up 2.5% to up 5.5%
Gallons of jet fuel consumed (millions)	234.2	Up 1.5% to up 4.5%
Economic fuel cost per gallon (a)	$2.04	$1.45 to $1.55

(a) Economic fuel cost per gallon estimates are based on the April 13, 2016 fuel forward curve.

Investor Conference Call

Hawaiian Holdings’ quarterly earnings conference call is scheduled to begin today (April 21, 2016) at 4:30 p.m. Eastern Time (USA). The conference call will be broadcast live over the Internet. Investors may listen to the live audio webcast on the investor relations section of the Company’s website at www.HawaiianAirlines.com. For those who are not available for the live webcast, the call will be archived for 90 days on the investor relations section of the Company's website.

About Hawaiian Airlines

Hawaiian® has led all U.S. carriers in on-time performance for each of the past 12 years (2004-2015) as reported by the U.S. Department of Transportation. Consumer surveys by Condé Nast Traveler, Travel + Leisure and Zagat have all ranked Hawaiian the highest of all domestic airlines serving Hawai‘i.

Now in its 87th year of continuous service, Hawaiian is Hawai‘i’s biggest and longest-serving airline, as well as the largest provider of passenger air service from its primary visitor markets on the U.S. mainland. Hawaiian offers nonstop service to Hawai‘i from more U.S. gateway cities (11) than any other airline, along with service from Japan, South Korea, China, Australia, New Zealand, American Samoa and Tahiti. Hawaiian also provides approximately 160 jet flights daily between the Hawaiian Islands, with a total of more than 200 daily flights system-wide.

Hawaiian Airlines, Inc. is a subsidiary of Hawaiian Holdings, Inc. (NASDAQ: HA). Additional information is available at HawaiianAirlines.com. Follow updates on Twitter about Hawaiian (@HawaiianAir) and its special fare offers (@HawaiianFares), and become a fan on its Facebook page.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to certain current and future events and financial performance.  Such forward-looking statements include, without limitation, the Company’s expectations regarding cost per available seat mile excluding fuel, available seat miles, gallons of jet fuel consumed and economic fuel cost per gallon, each for the quarter ending June 30, 2016 and full year ending December 31, 2016; the Company's expectations regarding operating revenue per available seat mile for the quarter ending June 30, 2016; the Company's expectations regarding cost savings related to the Full Flight Simulator; the statement of the Company's CEO regarding expectations for 2016; and statements as to other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing.  Words such as “expects,” “anticipates,” “projects,” “intends,” “plans,” “believes,” “estimates,” variations of such words, and similar expressions are also intended to identify such forward-looking statements.  These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and assumptions relating to the Company’s operations and business environment, all of which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. These risks and uncertainties include, without limitation, the Company’s ability to accurately forecast quarterly and annual results; economic volatility; the price and availability of aircraft fuel; fluctuations in demand for transportation in the markets in which the Company operates; the Company’s dependence on tourist travel; foreign currency exchange rate fluctuations; and the Company’s ability to implement its growth strategy and related cost reduction goals.

The risks, uncertainties and assumptions referred to above that could cause the Company’s results to differ materially from the results expressed or implied by such forward-looking statements also include the risks, uncertainties and assumptions discussed from time to time in the Company’s other public filings and public announcements, including the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission.  All forward-looking statements included in this document are based on information available to the Company on the date hereof.  The Company does not undertake to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.

Table 1.
Hawaiian Holdings, Inc.
Consolidated Statements of Operations
(in thousands, except for per share data) (unaudited)

	Three Months Ended March 31,
	2016	2015	% Change
Operating Revenue:
Passenger	$482,027	$469,145	2.7%
Other	69,153	71,135	(2.8)%
Total	551,180	540,280	2.0%
Operating Expenses:
Aircraft fuel, including taxes and delivery	69,900	111,327	(37.2)%
Wages and benefits	133,643	120,014	11.4%
Aircraft rent	29,388	28,371	3.6%
Maintenance, materials and repairs	60,504	55,245	9.5%
Aircraft and passenger servicing	28,551	28,316	0.8%
Commissions and other selling	33,031	30,428	8.6%
Depreciation and amortization	27,146	25,179	7.8%
Other rentals and landing fees	24,434	22,831	7.0%
Purchased services	22,732	21,240	7.0%
Other	29,983	26,165	14.6%
Total	459,312	469,116	(2.1)%
Operating Income	91,868	71,164	29.1%
Nonoperating Income (Expense):
Interest expense and amortization of debt discounts and issuance costs	(11,004)	(15,518)
Interest income	844	636
Capitalized interest	225	1,293
Losses on fuel derivatives	(2,065)	(5,687)
Loss on extinguishment of debt	(3,350)	(6,955)
Other, net	6,586	(2,934)
Total	(8,764)	(29,165)
Income Before Income Taxes	83,104	41,999
Income tax expense	31,638	16,116
Net Income	$51,466	$25,883
Net Income Per Share
Basic	$0.96	$0.47
Diluted	$0.95	$0.40
Weighted Average Number of Common Stock Shares Outstanding:
Basic	53,656	54,614
Diluted	53,955	64,926

Table 2.
Hawaiian Holdings, Inc.
Selected Statistical Data (unaudited)

	Three months ended March 31,
	2016		2015		% Change
	(in thousands, except as otherwise indicated)
Scheduled Operations (c) :
Revenue passengers flown	2,646		2,521		4.9%
Revenue passenger miles (RPM)	3,541,069		3,345,379		5.8%
Available seat miles (ASM)	4,366,995		4,227,045		3.3%
Passenger revenue per RPM (Yield)	13.61	¢	14.02	¢	(2.9)%
Passenger load factor (RPM/ASM)	81.1%		79.1%		2.0 pt.
Passenger revenue per ASM (PRASM)	11.04	¢	11.10	¢	(0.5)%
Total Operations (c) :
Revenue passengers flown	2,647		2,522		5.0%
Revenue passenger miles (RPM)	3,542,059		3,347,608		5.8%
Available seat miles (ASM)	4,368,096		4,229,686		3.3%
Operating revenue per ASM (RASM)	12.62	¢	12.77	¢	(1.2)%
Operating cost per ASM (CASM)	10.52	¢	11.09	¢	(5.1)%
CASM excluding aircraft fuel (b)	8.92	¢	8.46	¢	5.4%
Aircraft fuel expense per ASM (a)	1.60	¢	2.63	¢	(39.2)%
Revenue block hours operated	42,726		42,198		1.3%
Gallons of jet fuel consumed	57,855		56,998		1.5%
Average cost per gallon of jet fuel (actual) (a)	$1.21		$1.95		(37.9)%
Economic fuel cost per gallon (a)(d)	$1.54		$2.21		(30.3)%

(a)          Includes applicable taxes and fees.
(b)         Represents adjusted unit costs, a non-GAAP measure. The Company believes this is a useful measure because it better reflects its controllable costs. See Table 4 for a reconciliation of operating expenses excluding aircraft fuel.
(c)          Includes the operations of the Company's contract carrier under a capacity purchase agreement.
(d) See Table 3 for a reconciliation of economic fuel costs.

Table 3.
Hawaiian Holdings, Inc.
Economic Fuel Expense
(in thousands, except per-gallon amounts) (unaudited)

The Company believes that economic fuel expense is the best measure of the effect of fuel prices on its business as it most closely approximates the net cash outflow associated with the purchase of fuel for its operations in a period.  The Company defines economic fuel expense as GAAP fuel expense plus (gains)/losses realized through actual cash (receipts)/payments received from or paid to hedge counterparties for fuel hedge derivative contracts settled during the period.

	Three months ended March 31,
	2016	2015	% Change
	(in thousands, except per-gallon amounts)
Aircraft fuel expense, including taxes and delivery	$69,900	$111,327	(37.2)%
Realized losses on settlement of fuel derivative contracts	19,025	14,591	30.4%
Economic fuel expense	$88,925	$125,918	(29.4)%
Fuel gallons consumed	57,855	56,998	1.5%
Economic fuel costs per gallon	$1.54	$2.21	(30.3)%

Table 4.
Hawaiian Holdings, Inc.
Non-GAAP Financial Reconciliation
(in thousands, except per share and CASM data) (unaudited)

The Company evaluates its financial performance utilizing various GAAP and non-GAAP financial measures, including net income, diluted net income per share, CASM, PRASM, RASM, Passenger Revenue per RPM and EBITDAR.  Pursuant to Regulation G, the Company has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis.  The adjustments are described below:

•
Changes in fair value of derivative contracts, net of tax, are based on market prices for open contracts as of the end of the reporting period. This line item includes the unrealized amounts of fuel and interest rate derivatives (not designated as hedges) that will settle in future periods and the reversal of prior period unrealized amounts. Excluding the impact of these derivative adjustments allows investors to better analyze our operational performance and compare our results to other airlines in the periods presented below.

•
Loss on extinguishment of debt, net of tax, is excluded to allow investors to better analyze the Company's core operational performance and more readily compare its results to other airlines in the periods presented below.

	Three months ended March 31,
	2016		2015
	Net Income	Diluted Net Income Per Share	Net Income	Diluted Net Income Per Share
As reported - GAAP	$51,466	$0.95	$25,883	$0.40
Add: changes in fair value of derivative contracts, net of tax	(10,515)	(0.19)	(5,343)	(0.08)
Add: loss on extinguishment of debt, net of tax	2,077	0.04	4,173	0.06
Adjusted net income	$43,028	$0.80	$24,713	$0.38

	Three months ended March 31,
	2016	2015
Income Before Income Taxes, as reported	$83,104	$41,999
Add: changes in fair value of derivative contracts	(16,960)	(8,905)
Add: loss on extinguishment of debt	3,350	6,955
Adjusted Income Before Income Taxes	$69,494	$40,049

Operating Costs per Available Seat Mile (CASM)
The Company has separately listed in the table below its fuel costs per ASM and non-GAAP unit costs, excluding fuel. These amounts are included in CASM, but for internal purposes the Company consistently uses cost metrics that exclude fuel and non-recurring items (if applicable) to measure and monitor its costs.

	Three months ended March 31,
	2016	2015
GAAP operating expenses	$459,312	$469,116
Less: aircraft fuel, including taxes and delivery	(69,900)	(111,327)
Adjusted operating expenses - excluding aircraft fuel	$389,412	$357,789
Available Seat Miles	4,368,096	4,229,686
CASM - GAAP	10.52 ¢	11.09 ¢
Less: aircraft fuel	(1.60)	(2.63)
CASM - excluding aircraft fuel	8.92 ¢	8.46 ¢

Pre-tax margin
The Company excludes unrealized gains from fuel derivative contracts and losses on extinguishment of debt from pre-tax margin for the same reasons as described above.

	Three months ended March 31,
	2016	2015
Pre-Tax Margin, as reported	15.1%	7.8%
Add: changes in fair value of derivative contracts	(3.1)%	(1.7)%
Add: loss on extinguishment of debt	0.6%	1.3%
Adjusted Pre-Tax Margin	12.6%	7.4%

Leverage ratio
The Company uses adjusted total debt, including aircraft rent, in addition to long-term adjusted debt and capital leases, to represent long-term financial obligations. The Company excludes unrealized (gains) losses from fuel derivative contracts and losses on extinguishment of debt from earnings before interest, taxes, depreciation, amortization and rent (EBITDAR) for the reasons as described above. Management believes this metric is helpful to investors in assessing the Company’s overall debt.

	Twelve months ended
	March 31, 2016
Debt and capital lease obligations	$682,779
Plus: Aircraft leases capitalized at 7x last twelve months' aircraft rent	816,690
Adjusted debt and capital lease obligations	$1,499,469

EBITDAR:
Income Before Income Taxes	$336,793
Add back:
Interest and amortization of debt expense	51,164
Depreciation and amortization	107,548
Rent expense	116,670
EBITDAR	$612,175

Adjustments:
Add: changes in fair value of derivative contracts	(9,069)
Add: loss on extinguishment of debt	8,453
Adjusted EBITDAR	$611,559

Leverage Ratio	2.5	x